Exhibit 21.1
Subsidiaries of the Company
Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated.

	Percent Ownership	Jurisdiction of Incorporation or Organization	Subsidiary of
Arrendadora KCSM, S. de R.L. de C.V.	100	Mexico	Owned 99.90% by Kansas City Southern de México, S.A. de C.V., and 0.10% by KCSM Holdings LLC
Canama Transportation	100	Cayman Islands	Owned 99% by Caymex Transportation, Inc., and 1% by Veals, Inc.
Caymex Transportation, Inc.	100	Delaware	Kansas City Southern
Ferrocarril y Terminal del Valle de México, S.A. de C.V. (1)	25	Mexico	Kansas City Southern de México, S.A. de C.V.
Gateway Eastern Railway Company	100	Illinois	The Kansas City Southern Railway Company
Highstar Harbor Holdings Mexico, S. de R.L. de C.V.	100	Mexico	Owned 99.90% by Kansas City Southern de México, S.A. de C.V., and 0.10% by NAFTA Rail, S.A. de C.V.
Joplin Union Depot Co.(1)	33	Missouri	The Kansas City Southern Railway Company
Kansas City Southern de México, S.A. de C.V.	100	Mexico	Owned 67.44% by NAFTA Rail, S.A. de C.V., 24.97% by Kara Sub, Inc., 6.53% by KCS Investments I, Ltd., 1.04% by Caymex Transportation, Inc. and 0.02% by KCSM Holdings LLC
Kansas City Terminal Railway Company (1)	17	Missouri	The Kansas City Southern Railway Company
KARA Sub, Inc.	100	Delaware	Kansas City Southern
KCS Holdings I, Inc.	100	Delaware	KCS Ventures I, Inc.
KCS Investment I, Ltd.	100	Delaware	Kansas City Southern
KCS Spectrum, Inc.	100	Delaware	KCS Ventures I, Inc.
KCS Ventures I, Inc.	100	Delaware	Kansas City Southern
KCSM Holdings LLC	100	Delaware	Kansas City Southern de México, S.A. de C.V.
KCSM Internacional, S.A. de C.V.	100	Mexico	Owned 99.98% by NAFTA Rail, S.A. de C.V., and 0.02% by Kansas City Southern de México, S.A. de C.V.
KCSM Servicios, S.A. de C.V.	100	Mexico	Owned 99.98% by NAFTA Rail, S.A. de C.V., and 0.02% by Kansas City Southern de México, S.A. de C.V.
KCSRC y Compania, S. de N.C. de C.V.	100	Mexico	The Kansas City Southern Railway Company
Meridian Speedway, LLC	71	Delaware	Owned 70.8% by KCS Holdings I, Inc.
Mexrail, Inc.	100	Delaware	Kansas City Southern
MTC Puerta Mexico, S. de R.L. de C.V.	100	Mexico	Owned 99.99% by Highstar Harbor Holdings Mexcio, S. de R.L. de C.V., and 0.01% by NAFTA Rail, S.A. de C.V.
MTC Puerta Mexcio Logistics, S. de R.L. de C.V.	100	Mexico	Owned 99.99% by MTC Puerta Mexico, S. de R.L. de C.V., and 0.01% by Highstar Harbor Holdings Mexcio, S. de R.L. de C.V.
NAFTA Rail, S.A. de C.V.	100	Mexico	Caymex Transportation, Inc.
North American Freight Transportation Alliance Railroad Corporation	100	Delaware	Kansas City Southern
Pabtex, Inc.	100	Delaware	Southern Industrial Services Inc.
Panama Canal Railway Company (1)	50	Cayman Islands	Canama Transportation

Panarail Tourism Company (1)	50	Cayman Islands	Panama Canal Railway Company
PTC-220, LLC (1)	14	Delaware	Owned 14.3% by KCS Spectrum, Inc.
Servicios Ferroviarious Europeos, S. de R.L.	100	Mexico	Owned 99.7% by KCS Investment I, Ltd. and 0.3% by Caymex Transportation, Inc.
Servicios Puerta Mexico, S. de R.L. de C.V.	100	Mexico	Owned 99.99% by Highstar Harbor Holdings Mexcio, S. de R.L. de C.V., and 0.01% by MTC Puerta Mexico, S. de R.L. de C.V.
Southern Capital Corporation, LLC (1)	50	Colorado	The Kansas City Southern Railway Company
Southern Development Company	100	Missouri	The Kansas City Southern Railway Company
Southern Industrial Services, Inc.	100	Delaware	Kansas City Southern
The Kansas City Northern Railway Company	100	Delaware	The Kansas City Southern Railway Company
The Kansas City Southern Railway Company	100	Missouri	Kansas City Southern
The Texas Mexican Railway Company	100	Texas	Mexrail, Inc.
TransFin Insurance, Ltd.	100	Missouri	Kansas City Southern
Trans-Serve, Inc. (d/b/a Superior Tie and Timber)	100	Delaware	Southern Industrial Services Inc.
Vamos a Mexico, S.A. de C.V.	100	Mexico	Owned 99.99% by MTC Puerta Mexico, S. de R.L. de C.V., and 0.01% by Highstar Harbor Holdings Mexico, S. de R.L. de C.V.
Veals, Inc.	100	Delaware	Kansas City Southern

(1)	Unconsolidated Subsidiary